Ex 99.1

PTC Announces first fiscal Quarter 2024 Results

Solid ARR and Cash Flow

BOSTON, MA, January 31, 2024 - PTC (NASDAQ: PTC) today reported financial results for its first fiscal quarter ended December 31, 2023.

“In our first fiscal quarter, we again delivered solid ARR and cash flow results. I am confident that PTC is well positioned to continue delivering durable and consistent ARR and cash flow growth under the leadership of Neil Barua,” said James Heppelmann, CEO, PTC.

Neil Barua, CEO-elect, added, “We have a differentiated strategy that leverages our unique product portfolio to help our customers along their digital transformation journeys. I am looking forward to working with the team to continue enhancing PTC’s already strong market position and execution by continuing to invest significantly in technologies that meet the evolving needs of our customers.”

First Quarter 2024 Highlights

Key operating and financial highlights are set forth below. The definitions of our operating and non-GAAP financial measures and reconciliations of non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release.

$ in millions	Q1’24	Q1'23	YoY Change	Q1’24 Guidance
ARR as reported	$2,057	$1,663	24%
Constant currency ARR	$2,016	$1,636	23%	$1,995 - $2,010
Organic ARR as reported	$1,883	$1,663	13%
Constant currency organic ARR	$1,843	$1,636	13%
Operating cash flow	$187[1]	$181	4%	~$185
Free cash flow	$183[1]	$172	6%	~$180
Revenue[2]	$550	$466	18%	$520 - $550
Operating margin[2]	22%[3]	23%	~(90 bps)
Non-GAAP operating margin[2]	36%	36%	~60 bps
Earnings per share[2]	$0.55[3]	$0.63	(13%)	$0.26 - $0.49
Non-GAAP earnings per share[2]	$1.11	$0.99	11%	$0.80 - $1.00
Total cash and cash equivalents	$265	$388	(32%)
Gross debt	$2,267	$1,359	67%

1 In Q1’24, operating cash flow and free cash flow included a $30 million imputed interest payment related to the deferred purchase payment for ServiceMax.

2 In Q1’24, revenue growth was 16% year over year on a constant currency basis. Revenue and, as a result, operating margin, operating profit, and earnings per share are impacted by revenue recognition under ASC 606.

3 In Q1’24, compared to the year-ago period, operating margin and EPS were impacted by an increase in expenses related to stock-based compensation and amortization of acquired intangible assets; see non-GAAP financial measures and reconciliations table on page 9 for details.

Fiscal 2024 and Q2’24 Guidance

“Our ARR and free cash flow results in Q1’24 were solid, driven by the resilience of our subscription license business model, consistent execution, operational discipline, and the actions we have taken over time to align our investments with market opportunities. We continue to rapidly de-lever, with our debt to EBITDA ratio back under 3.0x at the end of Q1. Despite the ongoing challenging macro backdrop, our full year guidance for ARR and FCF remains unchanged, and we believe we have set our Q2 guidance prudently,” said Kristian Talvitie, CFO.

$ in millions	FY’24 Previous Guidance	FY’24 Guidance	FY’24 YoY Growth Guidance	Q2’24 Guidance

Constant currency ARR	$2,190 - $2,250	$2,190 - $2,250	11% - 14%	$2,050 - $2,065
Operating cash flow	~$745	~$745	~22%	~$245
Free cash flow	~$725	~$725	~23%	~$240
Revenue	$2,270 - $2,360	$2,270 - $2,360	8% - 13%	$560 - $590
Earnings per share	$2.42 - $3.32	$2.42 - $3.32	18% - 61%	$0.57 - $0.80
Non-GAAP earnings per share	$4.50 - $5.20	$4.50 - $5.20	4% - 20%	$1.10 - $1.30

Reconciliation of Operating Cash Flow Guidance to Free Cash Flow Guidance

In millions	FY’24 Guidance	Q2’24 Guidance

Operating Cash Flow	~$745	~$245
Capital expenditures	(~$20)	(~$5)
Free Cash Flow	~$725	~$240

Reconciliation of EPS Guidance to Non-GAAP EPS Guidance

	FY’24 Guidance	Q2’24 Guidance

Earnings per share	$2.42 - $3.32	$0.57 - $0.80
Stock-based compensation expense	$1.91 - $1.66	$0.49 - $0.46
Intangible asset amortization expense	~$0.68	~$0.17
Acquisition and transaction-related expense	~$0.01	~$0.00
Income tax adjustments related to the reconciling items	($0.52) – ($0.47)	~($0.13)
Non-GAAP Earnings per share	$4.50 - $5.20	$1.10 - $1.30

FY’24 financial guidance includes the following assumptions:

•
We provide ARR guidance on a constant currency basis, using our FY’24 Plan foreign exchange rates (rates as of September 30, 2023) for all periods. Foreign exchange rate fluctuations during Q1’24 had a $41 million favorable impact on our Q1’24 reported ARR, compared to our Q1’24 constant currency ARR. Using foreign exchange rates as of the end of Q1’24 and assuming the midpoint of our constant currency guidance ranges:
•
Q2’24 reported ARR would be higher by approximately $42 million, compared to Q2’24 constant currency ARR guidance; and
•
FY’24 reported ARR would be higher by approximately $46 million, compared to FY’24 constant currency ARR guidance.
•
We expect churn to remain low.
•
For cash flow, due to invoicing and payments seasonality, and consistent with the past 3 years, we expect the majority of our collections to occur in the first half of our fiscal year and for fiscal Q4 to be our lowest cash flow generation quarter.
•
Compared to FY’23, at the midpoint of FY’24 ARR guidance, FY’24 GAAP operating expenses are expected to increase approximately 5% to 6%, and FY’24 non-GAAP operating expenses are expected to increase approximately 8% to 9%, primarily due to investments to drive future growth, the acquisition of ServiceMax, and foreign exchange rate fluctuations.
•
FY’24 GAAP P&L results are expected to include the items below, totaling approximately $284 million to $314 million, as well as their related tax effects:
•
approximately $200 million to $230 million of stock-based compensation expense,
•
approximately $82 million of intangible asset amortization expense, and
•
approximately $2 million, net, related to acquisition and transaction-related expense and a restructuring credit.
•
Our FY’24 GAAP and non-GAAP tax rates are expected to be approximately 20%.
•
Cash tax payments are expected to be approximately $80 million in FY’24.
•
Capital expenditures are expected to be approximately $20 million in FY’24.
•
Cash interest payments are expected to be approximately $135 million in FY’24.
•
Our long-term goal, assuming our Debt/EBITDA ratio is below 3x, is to return approximately 50% of our free cash flow to shareholders via share repurchases, while also taking into consideration the interest rate environment and strategic opportunities.
•
We expect to prioritize paying down our debt in FY’24.
•
We expect gross debt of approximately $1.7 billion at the end of FY’24.
•
We expect our fully diluted share count to increase by approximately 1 million in FY’24.

PTC’s Fiscal First Quarter Conference Call

The Company will host a conference call to discuss results at 5:00 pm ET on Wednesday, January 31, 2024. To participate in the live conference call, dial (888) 330-2508 or (240) 789-2735 and provide the passcode 7328695, or log in to the webcast, available on PTC’s Investor Relations website. A replay will also be available.

Important Information About Our Operating and Non-GAAP Financial Measures

Non-GAAP Financial Measures

We provide supplemental non-GAAP financial measures to our financial results. We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: stock-based compensation; amortization of acquired intangible assets; acquisition and transaction-related charges included in general and administrative expenses; restructuring and other charges and credits, net; certain non-operating charges and credits; and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Free Cash Flow: We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return approximately 50% of our free cash flow to shareholders via stock repurchases. Free cash flow is cash provided by (used in) operations net of capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Constant Currency (CC): We present CC information to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency exchange rate fluctuations. To present CC information, FY’24 and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2023, rather than the actual exchange rates in effect during that period.

Operating Measures

ARR: ARR (Annual Run Rate) represents the annualized value of our portfolio of active subscription software, cloud, SaaS, and support contracts as of the end of the reporting period. We calculate ARR as follows:

•
We consider a contract to be active when the product or service contractual term commences (the “start date”) until the right to use the product or service ends (the “expiration date”). Even if the contract with the customer is executed before the start date, the contract will not count toward ARR until the customer right to receive the benefit of the products or services has commenced.
•
For contracts that include annual values that increase over time as there are additional deliverables in subsequent periods, which we refer to as ramp contracts, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation.
•
As ARR includes only contracts that are active at the end of the reporting period, ARR does not reflect assumptions or estimates regarding future customer renewals or non-renewals.
•
Active contracts are annualized by dividing the total active contract value by the contract duration in days (expiration date minus start date), then multiplying that by 365 days (or 366 days for leap years).

We believe ARR is a valuable operating measure to assess the health of a subscription business because it is aligned with the amount that we invoice the customer on an annual basis. We invoice customers annually for the current year of the contract. A customer with a one-year contract will typically be invoiced for the total value of the contract at the beginning of the contractual term, while a customer with a multi-year contract will be invoiced for each annual period at the beginning of each year of the contract.

ARR increases by the annualized value of active contracts that commence in a reporting period and decreases by the annualized value of contracts that expire in the reporting period.

As ARR is not annualized recurring revenue, it is not calculated based on recognized or unearned revenue and is not affected by variability in the timing of revenue under ASC 606, particularly for on-premises license subscriptions where a substantial portion of the total value of the contract is recognized at a point in time upon the later of when the software is made available, or the subscription term commences.

ARR should be viewed independently of recognized and unearned revenue and is not intended to be combined with, or to replace, either of those items. Investors should consider our ARR operating measure only in conjunction with our GAAP financial results.

Organic ARR: We provide an organic ARR measure to help investors understand and assess the performance of our business without the distorting effects of ARR from acquisitions in the comparative period. We do not adjust for acquisitions that have an immaterial impact on our ARR results when providing organic ARR results.

Organic Constant Currency ARR: We provide an organic constant currency ARR measure to help investors understand and assess the performance of our business without the distorting effects of ARR from acquisitions in the comparative period and foreign exchange rate fluctuations. We do not adjust for acquisitions that have an immaterial impact on our ARR results when providing organic constant currency ARR results.

Deferred ARR: Deferred ARR is ARR attributable to our portfolio of subscription software, cloud, SaaS and support contracts that are not active as of the end of the reporting period but are contractually committed to commence in a future period.

Because ARR is independent of recognized and unearned revenue, deferred ARR should not be viewed as a measurement of revenue which will be recognized in future periods.

Forward-Looking Statements

Statements in this document that are not historic facts, including statements about our future financial and growth expectations and potential stock repurchases, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may not improve when or as we expect or may deteriorate due to, among other factors, high interest rates or increases in interest rates and inflation, volatile foreign exchange rates and the relative strength of the U.S. dollar, tightening of credit standards and availability, the effects of the conflicts between Russia and Ukraine and in the Middle East, and growing tensions with China, any of which could cause customers to delay or reduce purchases of new software, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect ARR and/or our financial results, including cash flow; our businesses, including our ServiceMax, Codebeamer, and SaaS businesses, may not expand and/or generate the ARR and/or cash flow we expect if customers are slower to adopt those technologies than we expect or if they adopt competing technologies; our strategic initiatives and investments, including our accelerated investments in our transition to SaaS and in our ALM business, and the acquisition of ServiceMax, may not deliver the results when or as we expect; we may be unable to generate sufficient operating cash flow to return 50% of free cash flow to shareholders via share repurchases, and other uses of cash or our credit facility limits could preclude such repurchases; and foreign exchange rates may differ materially from those we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including changes to tax laws in the U.S. and other countries and the geographic mix of our revenue, expenses, and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

About PTC (NASDAQ: PTC)

PTC (NASDAQ: PTC) is a global software company that enables industrial and manufacturing companies to digitally transform how they engineer, manufacture, and service the physical products that the world relies on. Headquartered in Boston, Massachusetts, PTC employs over 7,000 people and supports more than 25,000 customers globally. For more information, please visit www.ptc.com.

PTC.com @PTC Blogs

PTC Investor Relations Contact

Matt Shimao
SVP, Investor Relations

mshimao@ptc.com

investor@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	December 31,	December 31,
	2023	2022

Revenue:
Recurring revenue	$506,027	$417,110
Perpetual license	8,440	13,244
Professional services	35,747	35,556
Total revenue(1)	550,214	465,910

Cost of revenue (2)	110,020	95,790

Gross margin	440,194	370,120

Operating expenses:
Sales and marketing (2)	136,924	118,383
Research and development (2)	105,783	88,177
General and administrative (2)	69,206	50,971
Amortization of acquired intangible assets	10,363	8,026
Restructuring and other credits, net	(795)	(338)
Total operating expenses	321,481	265,219

Operating income	118,713	104,901
Other expense, net	(33,114)	(18,477)
Income before income taxes	85,599	86,424
Provision for income taxes	19,212	11,389
Net income	$66,387	$75,035

Earnings per share:
Basic	$0.56	$0.64
Weighted average shares outstanding	119,124	117,819

Diluted	$0.55	$0.63
Weighted average shares outstanding	120,250	118,788

(1) See supplemental financial data for revenue by license, support and cloud services, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.

PTC Inc.
SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION
(in thousands, except per share data)

Revenue by license, support and services is as follows:
	Three Months Ended
	December 31,	December 31,
	2023	2022
License revenue (1)	$183,998	$172,698
Support and cloud services revenue	330,469	257,656
Professional services revenue	35,747	35,556
Total revenue	$550,214	$465,910

(1) License revenue includes the portion of subscription revenue allocated to license.

The amounts in the income statement include stock-based compensation as follows:

	Three Months Ended
	December 31,	December 31,
	2023	2022
Cost of revenue	$5,089	$4,075
Sales and marketing	16,127	12,196
Research and development	14,238	11,458
General and administrative	23,559	13,775
Total stock-based compensation	$59,013	$41,504

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	December 31,	December 31,
	2023	2022

GAAP gross margin	$440,194	$370,120
Stock-based compensation	5,089	4,075
Amortization of acquired intangible assets included in cost of revenue	9,566	6,142
Non-GAAP gross margin	$454,849	$380,337

GAAP operating income	$118,713	$104,901
Stock-based compensation	59,013	41,504
Amortization of acquired intangible assets	19,929	14,168
Acquisition and transaction-related charges	2,506	5,806
Restructuring and other credits, net	(795)	(338)
Non-GAAP operating income (1)	$199,366	$166,041

GAAP net income	$66,387	$75,035
Stock-based compensation	59,013	41,504
Amortization of acquired intangible assets	19,929	14,168
Acquisition and transaction-related charges	2,506	5,806
Restructuring and other credits, net	(795)	(338)
Non-operating charges, net (2)	-	525
Income tax adjustments (3)	(14,038)	(18,733)
Non-GAAP net income	$133,002	$117,967

GAAP diluted earnings per share	$0.55	$0.63
Stock-based compensation	0.49	0.35
Amortization of acquired intangibles	0.17	0.12
Acquisition and transaction-related charges	0.02	0.05
Restructuring and other credits, net	(0.01)	(0.00)
Non-operating charges, net (2)	-	0.00
Income tax adjustments (3)	(0.12)	(0.16)
Non-GAAP diluted earnings per share	$1.11	$0.99

(1) Operating margin impact of non-GAAP adjustments:
	Three Months Ended
	December 31,	December 31,
	2023	2022
GAAP operating margin	21.6%	22.5%
Stock-based compensation	10.7%	8.9%
Amortization of acquired intangibles	3.6%	3.0%
Acquisition and transaction-related charges	0.5%	1.2%
Restructuring and other credits, net	(0.1)%	(0.1)%
Non-GAAP operating margin	36.2%	35.6%

(2) In Q1'23, we recognized a $0.5M financing charge for a debt commitment agreement associated with our anticipated acquisition of ServiceMax.

(3) Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. Additionally, in Q1'24, adjustments exclude a non-cash tax expense of $3.6 million for a tax reserve related to prior years in a foreign jurisdiction.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	September 30,
	2023	2023

ASSETS

Cash and cash equivalents	$264,997	$288,103
Accounts receivable, net	678,000	811,398
Property and equipment, net	85,389	88,391
Goodwill and acquired intangible assets, net	4,411,833	4,299,760
Lease assets, net	141,340	143,028
Other assets	689,598	658,162

Total assets	$6,271,157	$6,288,842

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$665,484	$681,550
Debt, net of deferred issuance costs	2,260,855	1,695,785
Deferred acquisition payments (1)	-	620,040
Lease obligations	190,025	193,192
Other liabilities	348,140	420,985
Stockholders' equity	2,806,653	2,677,290

Total liabilities and stockholders' equity	$6,271,157	$6,288,842

(1) FY'23 Deferred acquisition payments represented the fair value of the $650 million payment associated with the ServiceMax, Inc. acquisition, which was paid in Q1'24.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31,	December 31,
	2023	2022

Cash flows from operating activities:
Net income	$66,387	$75,035
Stock-based compensation	59,013	41,504
Depreciation and amortization	27,222	21,328
Amortization of right-of-use lease assets	7,724	8,054
Operating lease liability	(4,953)	7,895
Accounts receivable	153,950	105,512
Accounts payable and accruals	(64,687)	(9,850)
Deferred revenue	(29,094)	(19,635)
Income taxes	13,467	(16,836)
Other	(41,688)	(32,086)
Net cash provided by operating activities	187,341	180,921

Capital expenditures	(4,563)	(9,180)
Acquisition of businesses, net of cash acquired (1)	(93,457)	-
Borrowings on debt, net(2)	558,404	-
Deferred acquisition payment(3)	(620,040)	-
Payments of withholding taxes in connection with vesting of stock-based awards	(50,326)	(52,423)
Settlement of net investment hedges	(7,347)	(10,795)
Other financing & investing activities	-	(1,721)
Foreign exchange impact on cash	6,689	8,616

Net change in cash, cash equivalents, and restricted cash	(23,299)	115,418
Cash, cash equivalents, and restricted cash, beginning of period	288,798	272,888
Cash, cash equivalents, and restricted cash, end of period	$265,499	$388,306

Supplemental cash flow information:
Cash paid for interest(3)	$44,757	$4,824

(1) In Q1'24, we acquired pure-systems for $93 million, net of cash acquired.
(2) In Q1'24, we borrowed $740 million to fund the ServiceMax deferred acquisition payment and the pure-systems acquisition. We made $181 million in payments on our debt.

(3) In Q1'24, we made a payment of $650 million to settle the ServiceMax deferred acquisition payment liability, of which $620 million is a financing outflow and $30 million is an operating outflow and included in cash paid for interest.

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands)

	Three Months Ended
	December 31,	December 31,
	2023	2022
Cash provided by operating activities	$187,341	$180,921
Capital expenditures	(4,563)	(9,180)
Free cash flow	$182,778	$171,741